Exhibit 4.1

C0000000230 | M

104598

CN

Number Numéro
00000000

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS

Shares Actions
*****0**********

CUSIP 136375102

ISIN CA1363751027

SEE REVERSE FOR CERTAIN DEFINITIONS
VOIR AU VERSO POUR CERTAINES DÉFINITIONS

THIS CERTIFIES THAT
LES PRÉSENTES ATTESTENT QUE

SPECIMEN

is the registered holder of
est le porteur inscrit de

0

SAMPLE

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Canadian National Railway Company

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE

Compagnie des chemins de fer nationaux du Canada

transférables dans les registres de la Société seulement sur remise de ce certificat endossé en bonne et due forme.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société.

EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des facsimilés de signature de ses dirigeants dûment autorisés.

Dated: Aug 12, 2019
Le :

VOID

Chairman of the Board
Le Président du Conseil

President and Chief Executive Officer
Président-directeur général

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par ____________________
Authorized Officer - Représentant autorisé

OR
OU

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY OF CANADA
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
(MONTRÉAL, TORONTO, CALGARY, VANCOUVER)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

VOID

By
Par ____________________
Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Montreal, QC; Toronto, ON; Calgary, AB and Vancouver, BC or Computershare Trust Company, N.A. in Canton, MA; Jersey City, NJ and Louisville, KY.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Société de fiducie Computershare du Canada à Montréal, QC; Toronto, ON; Calgary, AB et Vancouver, BC ou à Computershare Trust Company, N.A. à Canton, MA; Jersey City, NJ et Louisville, KY.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common

(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Les actions représentées par ce certificat sont assorties de droits, priviléges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d’actions dont I’émission est autorisée est à chaque série, dans la mesure fixée par les administrateurs; et b) de I’autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres:

TEN COM	- à titre de propriétaires en commun

TEN ENT	- à titre de tenants unitaires

JT TEN	- á titre de copropriétaires avec gain de survie et non a titre de propriétaires en commun

(Norn) CUST (Norn) UNIF GIFT MIN ACT (Etat)	- (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

Pour valeur reçue, le soussigné vend, cède et transfére par les présentes à

Insert name and address of transferee

Insérer le nom et I’adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint actions représentées par le présent certificat et nomme irrévocablement the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d’inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE: DATED:
	Signature of Shareholder / Signature de I’actionnaire	Signature of Guarantor I Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

The following is a summary of the constrained share provisions contained in the articles of the Corporation.

The Corporation shall not accept any subscriptions for its voting shares (which term means a share of the Corporation carrying voting rights and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security), issue any of its voting shares or register or otherwise recognize the transfer of any of its voting shares if, as a result of such subscription, issue, transfer, purchase or acquisition, voting shares of the Corporation to which are attached more than 25% of the votes that may ordinarily be cast to elect directors of the Corporation would be held, beneficially owned or controlled, directly or indirectly by any one person together with the associates of such person. The Corporation shall refuse to recognize all ownership rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, contrary to such constraint. The Corporation may, for the purposes of enforcing any constraint imposed pursuant to its articles, sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person or persons, contrary to such constraint. Such sale shall be conducted in accordance with the procedures set forth in the Canada Business Corporations Act with necessary modifications, as if such provisions applied to the sale of such voting shares and the net proceeds of sale thereof shall be remitted to the person or persons entitled thereto in accordance with such provisions.

Except as provided in the articles, where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his or her associates exceeds 25% of the votes that may ordinarily be cast to elect directors of the Corporation, no person shall, in person or by proxy, exercise the voting rights attached to the voting shares held, beneficially owned or controlled, directly or indirectly, by such person or his or her associates, and all dividends attributable to the percentage of voting shares held by such persons in excess of 25% shall be forfeited including any cumulative dividend.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit étre garantie par une banque à charte canadienne de I’Annexe 1 ou un membre d’un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature Guaranteed ».

Aux États-Unis, seuls les membres d’un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas étre faites par des caisses d’epargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses Populaires, à moins qu’elles ne soient membres du programme de garantie de signature Medallion STAMP.

Ce qui suit constitue un résumé des dispositions concernant les actions à participation restreinte contenues dans les statuts de la Société.

La Société n’acceptera aucune souscription de ses actions avec droit de vote (lequel terme désigne une action de la Société conférant un droit de vote, y compris une valeur mobiliére immédiatement convertible en une telle action et des options ou des droits actuellement susceptibles d’exercice et permettant d’acquérir une telle action ou valeur mobilière), n’émettra aucune de ses actions avec droit de vote et n’inscrira ni ne reconnaîtra le transfert d’aucune de ses actions avec droit de vote si, par suite d’une telle souscription, émission ou acquisition ou d’un tel transfert ou achat une personne et les personnes qui lui sont liées seraient, directement ou indirectement, les porteurs ou les véritables propriétaires ou auraient, directement ou indirectement, le contrôle d’actions avec droit de vote de la Société conférant plus de 25% des droits de vote qui peuvent habituellement être exprimées lors de I’élection des administrateurs de la Société. La Société refusera de reconnaitre tous les droits de propriété que comporterait par ailleurs toute action avec droit de vote ainsi détenue, détenue en propriété effective ou contrôleé, directement ou indirectement, en contravention de cette restriction. La Société peut dans le but de faire respecter toute restriction imposée conformément a ses statuts, vendre, comme si elle ên etait la propriétaire, toute action avec droit de vote détenue, ou qui, de I’avis des administrateurs, peut être détenue, par une personne ou groupe de personnes de façon incompatible avec cette restriction. Cette vente est effectuée en conformité avec les procédures énoncees à la Loi canadienne sur les sociétés par actions, avec les modifications qui s’imposent, comme si ces dispositions s’appliquaient à la vente de ces actions avec droit de vote et le produit net de cette vente est remis à la personne ou aux personnes qui y ont droit conformément à ces dispositions.

A I’exception de ce qui est prévu aux statuts, lorsqu’une personne, avec les personnes qui lui sont liées, est porteur ou véritable propriétaire ou a le contrôle, directement ou indirectement, d’un nombre d’actions avec droit de vote qui excéde 25% des droits de vote pouvant habituellement être exprimées lors de I’élection des administrateurs de la Sociéte, nul ne peut exercer personnellement ou par procuration les droits de vote rattachés aux actions avec droit de vote dont cette personne ou les personnes qui lui sont liées sont porteurs ou veritables propriétaires ou ont le contrôle, directement ou indirectement. De plus, tous les dividendes attribuables au pourcentage d’actions avec droit de vote détenues par ces personnes en sus de 25% seront frappés de déchéance, y compris tout dividende cumulatif.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK, HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÉRE.

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